Exhibit a(1)
                            INSTITUTIONAL PORTFOLIO


                            Certificate of Amendment


     The undersigned, being the Assistant Secretary of Institutional Portfolio (hereinafter referred to as the "Trust"), a Massachusetts trust, DOES HEREBY CERTIFY that, in accordance with the authority conferred upon the Trustees of the Trust by the Trust's Declaration of Trust, dated April 2, 2001 (hereinafter referred to as the "Declaration of Trust"), and by the affirmative vote of a majority of the Trustees of the Trust at a meeting duly called and held on February 4, 2002, Appendix A to the Declaration of Trust designating the series of the Trust has been amended to read as set forth in Appendix A attached to this Certificate.


     IN WITNESS WHEREOF, the undersigned has set his hand this 31st day May, 2002 .


                                       /s/ Thomas Mandia
                                       ------------------------------------
                                       Thomas Mandia, Assistant Secretary



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                                                                     EXHIBIT A

Institutional Enhanced Portfolio
Institutional Reserves Portfolio